Exhibit 99.1

United Fire Group, Inc. Reports Estimates for Third Quarter 2017 Results

CEDAR RAPIDS, Iowa - (GLOBE NEWSWIRE) - United Fire Group, Inc. (Nasdaq: UFCS),
October 31, 2017 - FOR IMMEDIATE RELEASE

United Fire Group, Inc. (the “Company” or "UFG") (Nasdaq: UFCS) announced today that the third quarter 2017 results are expected to include estimated pretax catastrophe losses of approximately $29 million to $33 million. The estimated pre-tax catastrophe losses include approximately $10 million related to Hurricane Harvey, $8 million related to Hurricane Irma and $4 million related to Hurricane Maria. Looking forward to fourth quarter, we estimate our catastrophe losses associated with the California wildfires will be in the range of $2 million to $3 million.

“Catastrophe losses for the third quarter are estimated to add approximately 11.0 to 13.0 percentage points to the GAAP combined ratio. Our 10-year historical average for the third quarter is 8.9 percentage points of the GAAP combined ratio,” stated Randy A. Ramlo, President and Chief Executive Officer. "We also experienced further deterioration in our core loss ratio from second to third quarter 2017. The deterioration was primarily due to adverse prior period reserve development from commercial auto losses and from catastrophe losses."

Including the impact of the catastrophe losses and the increase in severity of commercial auto losses, the estimated GAAP combined ratio will be in the range of 117 percent to 120 percent in the third quarter of 2017. The Company estimates reporting a net loss in the range of $0.70 to $0.76 per diluted share in the third quarter of 2017. These numbers are unaudited.

United Fire Group, Inc. will report third quarter 2017 earnings before the market opens on November 8, 2017, and will host a conference call to discuss its financial results at 9:00 a.m. Central time on that date.

About UFG

Founded in 1946 as United Fire & Casualty Company, UFG, through its insurance company subsidiaries, is engaged in the business of writing property and casualty insurance and life insurance and selling annuities.

Through our subsidiaries, we are licensed as a property and casualty insurer in 46 states, plus the District of Columbia, and we are represented by approximately 1,200 independent agencies. A.M. Best Company assigns a rating of “A” (Excellent) for members of the United Fire & Casualty Group.

Our subsidiary, United Life Insurance Company, is licensed in 37 states, represented by approximately 1,550 independent life agencies and rated "A-" (Excellent) by A.M. Best Company.

For more information about United Fire Group, Inc. visit www.ufginsurance.com or contact:

Randy Patten, AVP of Finance and Investor Relations, 319-286-2537 or IR@unitedfiregroup.com

Disclosure of Forward-Looking Statements

This release may contain forward-looking statements about our operations, anticipated performance and other similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. The forward-looking statements are not historical facts and involve risks and uncertainties that could cause actual results to differ from those expected and/or projected. Such forward-looking statements are based on current expectations, estimates, forecasts and projections about our company, the industry in which we operate, and beliefs and assumptions made by management. Words such as "expect(s)," "anticipate(s)," "intends(s)," "plan(s)," "believe(s)" "continue(s)," "seek(s)," "estimate(s)," "goal(s)," "remain optimistic," "target(s)," "forecast(s)," "project(s)," "predict(s)," "should," "could," "may," "will," "might," "hope," "can" and other words and terms of similar meaning or expression in connection with a discussion of future operations, financial performance or financial condition, are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Information concerning factors that could cause actual outcomes and results to differ materially from those expressed in the forward-looking statements is contained in Part I, Item 1A "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission ("SEC") on February 28, 2017. The risks identified in our Form 10-K are representative of the risks, uncertainties, and assumptions that could cause actual outcomes and results to differ materially from what is expressed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release or as of the date they are made. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.